Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:

Maria F. Slippen	Ernest J. Newborn, II
U.S.I. Holdings Corporation	U.S.I. Holdings Corporation
914-749-8511	914-749-8506
maria.slippen@usi.biz	enewborn@usi.biz

U.S.I. Holdings Corporation Received Subpoena from the

Office of the Attorney General of the State of New York

BRIARCLIFF MANOR, NY, November 1, 2004 – U.S.I. Holdings Corporation (“USI”) (Nasdaq: USIH) today announced that the Office of the Attorney General of the State of New York has subpoenaed the company, requesting documents and seeking information in connection with its continuing investigation of the insurance industry. USI is in the process of reviewing the subpoena and plans to cooperate fully with the Attorney General’s requests.

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 64 offices in 19 states.